UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2015

FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12117	75-1328153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3813 Green Hills Village Drive Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations Item 1.01 Entry Into A Material Definitive Agreement

On June 29, 2015 (the “Loan Closing Date”), First Acceptance Corporation (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) between the Company, as borrower, and Diamond Family Investments, LP, as lender.  The Loan Agreement provides for a $30 million senior term loan facility, maturing on June 29, 2025. Amounts prepaid under the Loan Agreement may not be reborrowed.  The proceeds of the loan borrowed pursuant to the Loan Agreement were used by Acceptance Insurance Agency of Tennessee, Inc., a wholly owned subsidiary of the Company (the “Buyer”), to pay the purchase price pursuant to that certain Asset Purchase Agreement, dated as of April 27, 2015 (the “Acquisition Agreement”, and the acquisition contemplated thereby, the “Acquisition”), by and among Titan Insurance Services, Inc., Titan Auto Insurance of New Mexico, Inc. (together, the “Sellers”) and the Buyer.

The Loan Agreement contains certain representations, warranties and covenants. The Loan Agreement also contains customary events of default, including but not limited to: nonpayment; material inaccuracy of representations and warranties; violations of covenants; cross-default to material indebtedness; certain material judgments; certain bankruptcies and liquidations; invalidity of the loan documents and related events; and a change of control (as defined in the Loan Agreement).

Borrowings under the Loan Agreement are not prepayable from the Loan Closing Date until the first anniversary thereof. On and after the first anniversary of the Loan Closing Date, the Company has the right to prepay the loans in whole or in part, in cash, without premium or penalty, upon written notice to the lenders.

Term loans outstanding under the Loan Agreement will bear interest at a rate of 8% per annum.

Diamond Family Investments, LP is an affiliate of Gerald J. Ford, who is the Company’s controlling stockholder.

The Loan Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition of Disposition of Assets

On July 1, 2015, the Buyer completed the Acquisition pursuant to the terms of the Acquisition Agreement.  In the Acquisition, the Buyer acquired certain assets of the Sellers’ company-owned agency business that sell private passenger non-standard automobile insurance under the Titan brand, principally in California, but also in Texas, Arizona, Florida, Nevada and New Mexico for a purchase price of $34.5 million in cash, subject to certain adjustments set forth in the Acquisition Agreement.  The foregoing description of the Acquisition Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Acquisition Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 8 – Other Events

Item 8.01 Other Events.

The Company issued a press release on July 1, 2015 announcing the completion of the Acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

(d)	Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K.

Exhibit Number	Description of Exhibit
10.1	Loan Agreement, dated June 29, 2015, among First Acceptance Corporation and the Lenders party thereto.*
99.1	Press Release Issued by First Acceptance Corporation, dated July 1, 2015

* Exhibits to the Loan Agreement have been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted exhibit to the Loan Agreement upon request.

Forward-looking Statements

Statements about the expected effects of the recently completed acquisition and all other statements in this document, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers and security holders are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to realize any or all of the benefits contemplated by the recent acquisition because of a number of factors. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2014 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission and available at the SEC’s website at www.sec.gov, which factors are incorporated herein by reference. Except as required by law, the Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION

	By:	/s/ Brent J. Gay
Brent J. Gay
Chief Financial Officer

Date: July 1, 2015